REGIONAL HOLDINGS CORPORATION

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITOR’S REPORT

December 31, 2022

INDEPENDENT AUDITOR’S REPORT

To the Shareholder

Regional Holdings Corporation and subsidiaries

Flowood, Mississippi

Opinion

We have audited the accompanying consolidated financial statements of Regional Holdings Corporation and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2022, and the related consolidated statements of income, changes in shareholder’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Regional Holdings Corporation and subsidiaries as of December 31, 2022, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Regional Holdings Corporation and subsidiaries and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Regional Holdings Corporation and subsidiaries’ ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore, is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Regional Holdings Corporation and subsidiaries’ internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Regional Holdings Corporation and subsidiaries’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Haddox Reid Eubank Betts PLLC

Ridgeland, Mississippi

May 18, 2023

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2022

ASSETS
2022
CURRENT ASSETS:
Cash and cash equivalents	$33,552,914
Accounts receivable, net of allowances	9,646,039
Floorplan loans receivable	3,304,112
Prepaid expenses and other	1,053,781
Inventories	187,522,216
Due from related party	204,022
Total current assets	235,283,084
PROPERTY AND EQUIPMENT,
net of accumulated depreciation	70,439,162
OTHER ASSETS:
Notes receivable	2,329,359
Operating lease right-of-use assets	2,985,249
Investments in equity securities	591,443
Investments in affiliates	14,149,243
Software and intangible assets	843,703
Goodwill	3,087,312
Total other assets	23,986,309

Total assets	$329,708,555

LIABILITIES AND SHAREHOLDER'S EQUITY
2022

CURRENT LIABILITIES:
Accounts payable	$4,013,853
Customer deposits	4,336,139
Sales tax payable	754,023
Commissions payable	4,176,824
Accrued interest	928,909
Current maturities of notes payable	4,176,298
Current portion of operating lease liabilities	664,518
Current portion of floorplan loans	55,941,631
Other current liabilities	545,329
Total current liabilities	75,537,524

The accompanying notes are an integral part of these financial statements.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET - CONTINUED

DECEMBER 31, 2022

Notes payable, net of current maturities	96,540,459
Floorplan loans, net of current portion	58,855,872
Operating lease liabilities, net of current portion	2,401,562
Other	5,877,030
Total other liabilities	163,674,923
Total liabilities	239,212,447
SHAREHOLDER'S EQUITY
Controlling interest:
Class A voting common stock, no par; 10,000 shares authorized; 10,000 issued and outstanding at December 31, 2022	10,000
Additional paid-in capital	24,370,120
Retained earnings	65,590,347
Noncontrolling interest	525,641
Total equity	90,496,108
Total liabilities and shareholder's equity	$329,708,555

The accompanying notes are an integral part of these financial statements.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2022

2022
SALES:
Home sales	$400,663,628
Land sales	13,739,320
414,402,948
COST OF SALES:
Home sales	299,464,723
Land sales	11,701,951
311,166,674
GROSS PROFIT	103,236,274
RENTAL INCOME	7,454,134
OTHER OPERATING INCOME	1,175,057
TOTAL INCOME	111,865,465
OPERATING EXPENSES:
Selling, general, and administrative expenses	61,157,292
Captive insurance premiums	4,349,150
Charitable contributions	679,068
Depreciation and amortization	2,144,623
Total operating expenses	68,330,133
OPERATING INCOME	43,535,332
OTHER INCOME (EXPENSE):
Gain on sale of fixed assets	920,374
Interest expense	(10,107,031)
Interest expense - related party	(332,134)
Equity in income of affiliates	12,782,153
Investment (loss)	(184,422)
Total other income	3,078,940
CONSOLIDATED NET INCOME	$46,614,272
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	639,417
NET INCOME ATTRIBUTABLE TO CONTROLLING INTERESTS	$45,974,855

The accompanying notes are an integral part of these financial statements.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2022

	Class A
	Voting	Additional		Total
	Common	Paid-In	Retained	Controlling	Noncontrolling
	Stock	Capital	Earnings	Interest	Interests	Total
BALANCE, January 1, 2022	$10,000	$23,360,643	$36,815,771	$60,186,414	$758,320	$60,944,734

Cash contributed	-	1,009,477	-	1,009,477	102,500	1,111,977
Net income	-	-	45,974,855	45,974,855	639,417	46,614,272
Dividends and distributions	-	-	(17,200,279)	(17,200,279)	(974,596)	(18,174,875)
BALANCE, December 31, 2022	$10,000	$24,370,120	$65,590,347	$89,970,467	$525,641	$90,496,108

The accompanying notes are an integral part of these financial statements.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2022

2022
INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS:
Cash flows from operating activities:
Net income	$46,614,272
Adjustments to reconcile net income to net cash used in operating activities:
Equity in income of affiliates	(12,782,153)
Investment losses	230,309
Depreciation expense	2,144,623
Noncash operating lease expense	660,932
Amortization of debt issuance costs	35,382
Gain on disposal of fixed asset	(920,374)
Increase in assets:
Accounts receivable	(6,596,874)
Prepaid expenses and other assets	(784,009)
Inventories	(41,927,721)
Increase (decrease) in liabilities:
Customer deposits	(1,823,192)
Accounts payable	(137,167)
Commissions payable	1,388,230
Unearned revenue	(4,122,396)
Accrued expenses	479,123
Other current liabilities	71,224
Operating lease liabilities	(580,101)
Other noncurrent liabilities	(714,392)
Net cash used in operating activities, net of effects from acquisitions	(18,764,284)
Cash flows from investing activities:
Purchases of property and equipment	(14,160,361)
Proceeds from sale of property and equipment	3,209,807
Purchases of investments	(327,950)
Proceeds from sale of investments	152,055
Issuances on notes receivable	(38,250)
Collections on notes receivable	1,196,596
Distributions from affiliates	11,318,108
Net decrease in floorplan loans receivable	1,257,979
Additions to intangible assets	(698,824)
Due from related parties, net	(167,656)
Net cash provided by investing activities	1,741,504

The accompanying notes are an integral part of these financial statements.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED

YEAR ENDED DECEMBER 31, 2022

Cash flows from financing activities:
Notes payable payments	(21,877,418)
Notes payable proceeds	43,213,629
Floorplan lines of credit - payments	(200,073,216)
Floorplan lines of credit - proceeds	220,777,434
Dividends and distributions	(18,174,875)
Capital contributions	1,111,977
Net cash provided by financing activities	24,977,531

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,954,751

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	25,598,163

CASH AND CASH EQUIVALENTS AT END OF YEAR	$33,552,914

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:

Cash paid during the year for interest	$9,924,660

SUPPLEMENTAL DISCLOSURE OF NONCASH
INVESTING AND FINANCING ACTIVITIES:

Operating lease right-of-use assets and lease liabilities recognized at January 1, 2022	$3,646,181

Operating lease right-of-use assets and lease liabilities recognized during 2022	$50,233

The accompanying notes are an integral part of these financial statements.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Regional Holdings Corporation (the Company) operations consist of retail, manufacturing, and leasing of manufactured homes, modular homes, and recreational vehicles primarily in the Southeastern United States. The Company also engages in commercial and recreational real estate investing. At December 31, 2022, the Company operated 43 home centers in Mississippi (19), Louisiana (8), Alabama (7), Florida (3), South Carolina (3), North Carolina (2), and Texas (1) and a 900+ manufactured housing unit lease portfolio. The Company’s manufacturing division consists of 4 facilities in northwest Alabama through a 33% interest. Subsequent to December 31, 2022, the Company effectively purchased the other two thirds membership as disclosed further in Note 10.

Retail

The Company’s retail division operates primarily under the Regional Homes and Town & Country Homes brands (Regional Enterprises). In addition to the 43 home centers, it also conducts commercial operations. The commercial division of Retail supplies homes to various manufactured home communities, with locations stretching from Kansas to Florida.

In support of the retail operations, the Company owns the commercial property on which several of its home centers operate and two commercial office buildings, including the Company’s headquarters located in Flowood, Mississippi. The Company also provides inventory floorplan financing to Regional Enterprises and various other independent dealers who purchase homes from the Company’s manufacturing division. The Company also performs last-mile delivery and setup for some of its home centers.

Manufacturing

The Company’s manufacturing division operates under the Hamilton Homebuilders and Winston Homebuilders brands and constructs factory-built manufactured and modular homes sold to the Company’s retail division, other independent home centers, and manufactured home communities. Hamilton Homebuilders produces a mid-range price point home while Winston Homebuilders produces a high-end product. The retail division of the Company accounted for 63% of production in 2022. The Company is a one-third (1/3) owner in the manufacturing division which is presented as an equity investment in the consolidated financial statements.

Leasing

The Company’s leasing division is engaged in the purchasing, leasing, and management of individual and commercial manufactured home residential rental units in Mississippi, Alabama, Louisiana, Georgia, South Carolina, and Florida. The leasing division also includes a commercial real estate in Mississippi.

Other Operations

The Company engages in recreational real estate investing. These investments are typically held for 0-2 years and are sold to both individual and commercial customers. The Company is also a one-third (1/3)

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

owner in an entity which owns and operates an aircraft used by Company management. The aircraft entity is presented as an equity investment in the consolidated financial statements.

Basis of Accounting and Principles of Consolidation

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles accepted in the United States of America. The consolidated financial statements include the accounts of Regional Holdings Corporation and all majority-owned subsidiaries as of December 31, 2022. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all checking accounts, undeposited cash and checks, and certificates of deposit with maturities of ninety days or less to be cash and cash equivalents.

Accounts Receivable

The Company’s receivables arise in the normal course of business and are accounted for under the reserve method whereby an allowance for doubtful accounts is utilized to reduce the receivables to the net realizable value. The allowance is based upon management’s review of outstanding receivables, historical collection information, and existing economic conditions. Receivables are charged to the allowance account when they are deemed to be uncollectible. As of December 31, 2022, the Company had an allowance for doubtful accounts of $335,000.

Floor Plan Loans Receivable

Generally, the majority of a mobile home dealership’s inventory is financed through a financing institution, such as is offered by the Company through one of its subsidiaries. That arrangement is often referred to as being floor planned and is covered by a written contract between the Company and the dealership that establishes the maximum that can be borrowed under the plan.

Floor plan loans are secured by the dealership’s inventory and normally will be settled within a year as the related inventory is sold. The floor plan loans bear interest at effective rates that vary depending on the terms of each dealership's respective loan agreement(s).

The Company provides an allowance for uncollectible loans that is maintained at a level that, in management’s opinion, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management’s evaluation of the collectability of the loan portfolio on an individual loan basis, including the nature of the portfolio, changes in its risk profile, credit concentrations, historical trends and existing economic conditions, as well as the balance of impaired loans. As of December 31, 2022, all floor plan loans receivables not eliminated through divisional or company consolidation were issued to third party borrowers, and the Company had no non- accrual loans, no impaired loans, and no allowance for loan losses. No concessions have been granted on repayment terms.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Inventories

Inventories of new and used manufactured or modular housing and recreational vehicles are valued using the specific cost identification method, not to exceed market values.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives of the various classes of property, ranging from 5 to 39 years. Expenditures for renovations and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. At the time of retirement or disposition of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the results of operations.

Intangible Assets

Intangible assets subject to amortization consist primarily of an internally developed enterprise resource planning system (ERP). ERP costs are amortized using the straight-line method over the estimated period benefited, which is generally 5 years.

Goodwill represents the excess of the purchase price of businesses acquired over the fair value of net tangible and identifiable assets acquired. The Company evaluates the recoverability of goodwill by estimating the future cash flows of the business reporting segments to which the intangible relates. This evaluation is made annually and whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Management of the Company has determined that no impairment losses exist as of December 31, 2022.

Impairment of Long-Lived Assets

It is the Company’s policy to evaluate the recoverability of long-lived assets, such as property, plant, and equipment, operating lease right-of-use assets and amortizable intangible assets, whenever events and changes in circumstances indicate that the carrying amount of assets may not be recoverable. If impairment indicators exist, the Company performs the required impairment analysis by comparing the undiscounted cash flows expected to be generated from the long-lived assets to the related net book values. If the net book value exceeds the undiscounted cash flows, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived assets. Fair value is estimated based upon a combination of market and cost approaches, as appropriate. No impairment losses were recorded in the year ended December 31, 2022.

Long-lived assets expected to be sold or otherwise disposed of within one year are classified as assets held for sale and included in other current assets in the consolidated balance sheet. The Company had no assets classified as held for sale at December 31, 2022.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Investments in Affiliated Entities

The Company’s investments in affiliated entities are accounted for under the equity method if the Company has the ability to exert significant influence over the affiliate’s operating and financial policies (generally defined as an ownership interest greater than twenty percent but not more than fifty percent of the affiliate). The investments in affiliated entities accounted for under the equity method are recorded at cost and adjusted for the Company’s share of undistributed earnings and losses.

Revenue Recognition

The Company recognizes revenue for the transfer of goods or services to customers in an amount that reflects the consideration the Company has received for those goods or services. The Company’s Retail operation recognizes revenues when products are available for customer possession and substantially all proceeds related to the sale are received or upon the satisfaction of all contractual obligations. The performance obligations related to these services are considered satisfied at the time the products are available for customer possession or upon the satisfaction of all contractual obligations. Any performance obligations related to warranties and repairs are the responsibility of the manufacturers and not the Company. Revenues from rentals are recorded as they accrue. Land sales are recorded at the time the title and risk of ownership pass.

Customer Deposits

Customer deposits for the Retail division of the Company are down payments received from a customer for the purchase of a manufactured or modular home. Once the home is delivered to the customer’s site and the sale is finalized, the deposit is recognized as revenue.

Leases

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) 2016-02 “Leases” (Topic 842), which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Lease liabilities are recognized at the present value at the future minimum lease payments over the lease term as of the commencement date plus any option periods that are probable of being exercised at the lease inception. Lease assets are recognized at the present value of future minimum lease payments over the lease term as of the commencement date, plus any initial direct costs incurred and lease payments made, less any lease incentives received. After the commencement date, lease cost for an operating lease is recognized over the remaining lease term on a straight-line basis. The accounting applied by a lessor is substantially equivalent to the previous guidance.

Topic 842 requires entities to use a modified retrospective transition method. The Company elected to apply the effective date adoption method with an effective date of January 1, 2022, and has elected to use the available package of practical expedients. There was no impact to retained earnings as a result of the adoption. The recognized balance of the ROU assets and liabilities were approximately $3,000,000 as of the effective date.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

The Company determines if an arrangement contains a lease at inception. If an arrangement is considered a lease, the Company determines at the commencement date whether the lease is an operating or finance lease. The Company only has operating leases and therefore, after the commencement date, lease cost for an operating lease is recognized over the remaining lease term on a straight-line basis. The Company has made a policy election to classify leases with an initial lease term of 12 months or less as short-term leases, and these leases are not recorded in the accompanying consolidated balance sheets unless the lease contains a purchase option that is reasonably certain to be exercised. Lease cost related to short-term leases is recognized on a straight-line basis over the lease term.

Income Taxes

The Company has elected to be taxed as a “small business corporation” under federal and state statutes and is therefore, not subject to federal and state income taxes and is considered a partnership for income tax purposes. The shareholder is liable for individual federal and state income taxes on his respective portions of the Company’s taxable income.

Management does not anticipate any adjustments from any tax authorities that would result in a material change to the Company’s financial position. The Company has not recognized a provision for any unrecognized tax benefits, or interest or penalties thereon, in the accompanying consolidated balance sheet.

Recently Issued Accounting Pronouncements Pending Adoption

There were no accounting standards recently issued that are expected to have a material impact on the

Company’s financial position or results of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2022:

2022
Land	$34,329,021
Buildings/Office units	43,598,399
Vehicles and equipment	1,915,379
79,842,799
Less accumulated depreciation	9,403,637
$70,439,162

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Depreciation expense for the year ended December 31, 2022 was $2,005,421.

NOTE 3 - INVESTMENTS IN AFFILIATED ENTITIES

The Company’s ownership interest in these affiliated entities is comprised of the following as of December 31, 2022

Hamilton Home Builders and Affiliates	33%
Aviation Group, LLC	33%

The summarized financial position, results of operations and composition of the Company’s total investment in these affiliated entities as of December 31, 2022 and for the year then ended are as follows:

	Hamilton Home Builders and Affiliates	Aviation Group	Total
Combined entities:
Assets	$89,366,674	$836,330	$90,203,004
Liabilities	32,837,465	-	32,837,465
Shareholder's equity	56,529,209	836,330	57,365,539
Revenue	327,799,000	73,621	327,872,621
Net income	45,430,978	(429,605)	45,001,373
Company's investment:
Shareholder's equity	13,929,094	220,149	14,149,243
Net income	13,056,931	(274,778)	12,782,153

The Company purchases certain inventories from its related manufacturing activities, Hamilton Homebuilders and Winston Homebuilders (Manufacturing). Manufacturing sells these inventories to the Company at market prices and recognizes gross profit on these sales. Inventories held by the Company at December 31, 2022 include purchases from Manufacturing, for which the Company’s share of Manufacturing’s gross profit is not realized until sold to an unrelated party. As such, the Company’s investment in affiliates, as shown on the consolidated balance sheet, related to Manufacturing at December 31, 2022 has been reduced by $4,925,503. Likewise, the Company’s share of equity in income of affiliates, as shown on the consolidated statement of income, related to Manufacturing has been reduced by $2,051,214. This reduction represents the change in the Company’s unrealized share of Manufacturing’s gross profit from December 31, 2021 to December 31, 2022.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

NOTE 4 - CREDIT FACILITIES AND DEBT

The Company’s debt at December 31, 2022, consists of notes payable to banks and other financial institutions as follows:

2022
Revolving lines of credit with interest due monthly; fixed, capped variable, and variable rates ranging from 4.75% to 9.00% at December 31, 2022, based on benchmark interest rate(s) plus or minus applicable spread(s); maturing from May 2024 to January 2027; secured by inventory.	$121,914,588
Revolving line of credit with interest rates of 5% at December 31, 2022 secured by real estate.	3,093,899
Notes payable with interest payments due quarterly at fixed rates ranging from 5.50% to 7.00%; matures December 31, 2024.	33,739,000
Notes payable with fixed and variable interest rates adjusted in 2026 based on benchmark interest rate(s) plus or minus applicable spread(s); Rates ranging from 2.99% to 5.00%; maturing from March 2026 to February 2036; secured by real estate.	11,130,276
Note payable to related party with interest rate of 6.00%; interest due monthly; principal matures December 2029.	5,459,740
Notes payable with fixed and capped variable interest rates ranging from 4.25% to 7.00% based on benchmark interest rate(s) plus applicable spread(s); maturing from June 2024 to June 2031; secured by real estate and manufactured homes leased to customers.	11,771,276
Note payable with an interest rate of 3.25% monthly payments of $23,136; matures January 2026; secured by real estate.	2,945,275
Notes payable with interest rates ranging from 2.70% to 7.50%; maturing from June 2023 to October 2033; secured by real estate.	22,262,652
Revolving line of credit with interest due monthly based on prime; maturing November 2024; secured by real estate.	3,197,554
Total long-term debt	215,514,260
Less current maturities	60,117,929
Amounts due in more than one year	$155,396,331

Approximate maturities of long-term debt for the years subsequent to December 31, 2022 are as follows:

2023	$60,117,929
2024	73,580,105
2025	13,057,999
2026	8,057,646
2027	38,825,077
Thereafter	21,875,504
$215,514,260

NOTE 5 - CASH AND CASH EQUIVALENTS

Cash and cash equivalents are maintained at financial institutions, and, at times, balances may exceed Federally insured limits. The Company has never experienced any losses related to these balances.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

NOTE 6 - LEASES

As discussed in Note 1, the Company adopted the new lease accounting standard effective January 1, 2022. The Company’s financial results for reporting periods beginning on or after January 1, 2022, are presented under the new standard, while financial results for prior periods continue to be reported in accordance with the prior standard and the Company’s historical accounting policy.

The Company leases office space in various locations under operating leases. The basic lease period is generally two to five years and most leases contain renewal options which give the Company the right to extend the lease for varying periods. Rent expense for 2022 totaled $1,311,126. Future minimum rental payments due under operating leases for fiscal years subsequent to December 31, 2022, are as follows:

2023	$803,999
2024	709,289
2025	584,053
2026	537,289
2027	327,466
Thereafter	548,924
Total lease payments	3,511,020
Less imputed interest	(444,940)
Total lease liabilities	$3,066,080

The weighted-average remaining lease term related to the Company’s lease liabilities as of December 31, 2022 was 6.59 years. The weighted-average discount rate related to the Company’s lease liabilities as of December 31, 2022 was 5.13%. The Company has elected to use its incremental borrowing rate which reflects the fixed rate at which the Company would borrow a similar amount.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company has pending legal claims incurred in the normal course of business. The claims, in the opinion of management, can be disposed of without material adverse effect on the financial position or results of operations of the Company.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company utilizes two captive insurers, Regional Underwriters, Inc. and JC Underwriters, Inc. to insure various aspects of the Company’s operations. A captive insurer is generally defined as an insurance company that is wholly-owned and controlled by its insureds to insure the risk of its owners and insureds. The captive insurers and the Company have common owners. In 2022, the Company paid and expensed insurance premiums totaling $4,349,150, to these related party captives for insurance against uninsured or underinsured properties.

NOTE 9 - SUBSEQUENT EVENTS

On January 27, 2023, the other two-thirds membership interests in Hamilton were redeemed for a total purchase price of $30,000,000 with an effective date of January 1, 2023. Of the total purchase price,

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

$29,550,000 was redeemed by Hamilton and $450,000 was redeemed by the Company and a related entity held 100% by the Company’s owner. The purchase agreement stipulated that $10,000,000 was payable in cash at the closing date and the remaining $20,000,000 is payable pursuant to promissory notes entered into between Hamilton and the selling members. Principal and interest payments are payable in ten semi-annual payments beginning July 27, 2023 and ending January 27, 2028. The notes bear interest at 3.84%. These notes are subordinate to existing and future indebtedness of the Company and are subject to the right to offset as defined in the purchase agreement. In the event there is a change of control of Hamilton, any outstanding principal and interest is payable immediately upon consummation of the change in control.

The Company has evaluated subsequent events through May 18, 2023, the date the financial statements were approved by management and thereby available to be issued and except as discussed above has determined that there are no subsequent events of a material nature requiring adjustment to or disclosure in the accompanying consolidated financial statements